Exhibit 99.3

FIRST CITIZENS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION

	September 30,* 2014	December 31, 2013#	September 30,* 2013
	(dollars in thousands)
ASSETS
Cash and due from banks	$194,570	$235,526	$205,763
Interest bearing balances with other banks	1,087,325	1,076,801	1,158,783
Investment securities available-for-sale, at fair value	2,011,263	2,000,022	1,869,264
Loans and leases not covered under FDIC loss sharing agreements	4,570,279	4,343,506	4,244,719
Less: Allowance for loan losses	(47,736)	(54,565)	(54,735)

Net loans and leases not covered under FDIC loss sharing agreements	4,522,543	4,288,941	4,189,984
Loans covered under FDIC loss sharing agreements, net of allowance for loan losses	65,276	174,203	193,644

Net loans and leases	4,587,819	4,463,144	4,383,628
Other real estate owned:
Not covered under FDIC loss sharing agreements	37,718	28,059	30,096
Covered under FDIC loss sharing agreements	2,584	12,850	17,573
Premises and equipment, net	228,278	230,217	233,075
Interest receivable	15,886	15,805	15,350
Intangible assets	16,732	18,104	18,595
Goodwill	21,357	188,107	188,107
FDIC receivable for loss sharing agreements	4,192	11,472	18,304
Other assets	69,944	93,994	64,090

Total assets	$8,277,668	$8,374,101	$8,202,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$2,166,754	$2,020,190	$1,926,260
Time and savings	5,006,764	5,171,379	5,081,254

Total deposits	7,173,518	7,191,569	7,007,514
Securities sold under agreements to repurchase	218,394	179,386	215,104
Short-term borrowings	74,949	—	—
Long-term debt	128,404	203,278	203,252
Other liabilities	69,505	50,167	39,099

Total liabilities	7,664,770	7,624,400	7,464,969

Stockholders’ equity
Preferred stock	—	3,050	3,050
Non-voting common stock—$5.00 par value, authorized 1,000,000; 27,779 issued and outstanding at September 30, 2014, December 31, 2013, and September 30, 2013	139	139	139
Voting common stock—$5.00 par value, authorized 2,000,000; 655,514 issued and outstanding at September 30, 2014, December 31, 2013, and September 30, 2013	3,277	3,277	3,277
Surplus	65,081	65,081	65,081
Undivided profits	539,430	670,812	664,029
Accumulated other comprehensive income	4,971	7,342	2,083

Total stockholders’ equity	612,898	749,701	737,659

Total liabilities and stockholders’ equity	$8,277,668	$8,374,101	$8,202,628

*	Unaudited
#	Derived from 2013 Annual Report.

The accompanying notes are an integral part of these consolidated financial statements.

FIRST CITIZENS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(dollars in thousands, except per share data, unaudited)
INTEREST INCOME:
Interest and fees on loans	$48,345	$54,016	$144,194	$153,511
Interest on investment securities:
Taxable	7,045	4,780	20,927	13,668
Non-taxable	69	29	183	94
Interest on interest bearing balances with other banks	759	871	2,315	2,950

Total interest income	56,218	59,696	167,619	170,223

INTEREST EXPENSE:
Interest on deposits	1,313	2,079	4,508	7,113
Interest on securities sold under agreements to repurchase	72	142	204	426
Interest on borrowings	3,064	3,069	9,192	9,252

Total interest expense	4,449	5,290	13,904	16,791

Net interest income	51,769	54,406	153,715	153,432
Provision (credit) for loan losses	(1,105)	3,062	(2,587)	3,780

Net interest income after provision for loan losses	52,874	51,344	156,302	149,652

NONINTEREST INCOME:
Service charges on deposits	9,712	10,012	27,898	28,648
Cardholder and merchant income	13,869	10,645	36,879	30,344
ATM income	1,072	1,019	3,080	2,939
Commissions and fees from fiduciary activities	4,999	5,139	14,987	13,230
Mortgage income	1,898	2,195	5,178	10,395
Gain (loss) on sale of investment securities	568	(107)	7,566	8,119
Other (loss) income related to FDIC loss sharing agreements	(304)	(342)	(112)	2,261
Other	2,374	1,721	6,369	5,661

Total noninterest income	34,188	30,282	101,845	101,597

NONINTEREST EXPENSE:
Salaries and employee benefits	35,014	32,685	97,315	98,435
Data processing fees	10,210	7,403	22,873	19,354
Bankcard processing fees	6,787	4,848	17,491	13,657
Net occupancy expense	4,223	4,128	12,471	12,424
Professional services	2,490	1,857	7,655	5,268
FDIC deposit insurance expense	1,367	1,304	3,889	4,185
Furniture and equipment expense	2,279	2,212	7,318	6,974
Amortization expense	376	459	1,216	1,377
Other real estate expense	722	1,960	3,025	7,038
Loss on sale of other real estate owned	613	557	1,396	2,525
Goodwill impairment	166,750	—	166,750	—
Other	11,168	7,096	26,626	22,425

Total noninterest expense	241,999	64,509	368,025	193,662

(Loss) income before income tax expense	(154,937)	17,117	(109,878)	57,587
Income tax expense	4,032	5,852	20,259	19,651

Net (loss) income	$(158,969)	$11,265	$(130,137)	$37,936

Net (loss) income per common share	$(233.31)	$16.43	$(191.23)	$55.35

Weighted average common shares outstanding	683,293	683,293	683,293	683,293

The accompanying notes are an integral part of these consolidated financial statements.

FIRST CITIZENS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(dollars in thousands, unaudited)

NET (LOSS) INCOME	$(158,969)	$11,265	$(130,137)	$37,936

OTHER COMPREHENSIVE (LOSS) INCOME, NET OF TAX:
Unrealized (losses) gains on securities:
Net unrealized (losses) gains on investment securities available-for-sale	(9,677)	4,128	15,808	(2,556)
Tax effect	3,443	(1,466)	(5,754)	1,171
Reclassification adjustment for (gains) losses on securities available-for-sale included in net income	(568)	107	(7,566)	(8,119)
Tax effect	202	(37)	2,754	2,808

Total change in unrealized (losses) gains on investment securities available-for-sale, net of taxes	(6,600)	2,732	5,242	(6,696)

Change in pension obligation:
Net actuarial (losses) gains on pension plan	(4,273)	15,431	(12,812)	9,283
Tax effect	1,548	(5,594)	4,642	(3,364)
Reclassification adjustment for change related to employee benefit plan	292	966	874	2,897
Tax effect	(105)	(350)	(317)	(1,051)

Change related to employee benefit plan, net of taxes	(2,538)	10,453	(7,613)	7,765

OTHER COMPREHENSIVE (LOSS) INCOME, NET OF TAX	(9,138)	13,185	(2,371)	1,069

TOTAL COMPREHENSIVE (LOSS) INCOME	$(168,107)	$24,450	$(132,508)	$39,005

The accompanying notes are an integral part of these consolidated financial statements.

FIRST CITIZENS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

	Number of Common Stock Shares	Preferred Stock	Non- Voting Common Stock	Voting Common Stock	Surplus	Undivided Profits	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	(dollars in thousands, except per share data, unaudited)
Balance at December 31, 2012	683,293	$3,056	$139	$3,277	$65,081	$626,927	$1,014	$699,494
Net income	—	—	—	—	—	37,936	—	37,936
Reacquired preferred stock	—	(6)	—	—	—	—	—	(6)
Common stock dividends ($1.05 per share)	—	—	—	—	—	(717)	—	(717)
Preferred stock dividends	—	—	—	—	—	(117)	—	(117)
Other comprehensive income, net of tax	—	—	—	—	—	—	1,069	1,069

Balance at September 30, 2013	683,293	$3,050	$139	$3,277	$65,081	$664,029	$2,083	$737,659

Balance at December 31, 2013	683,293	$3,050	$139	$3,277	$65,081	$670,812	$7,342	$749,701
Net loss	—	—	—	—	—	(130,137)	—	(130,137)
Reacquired preferred stock		(3,050)				(450)		(3,500)
Common stock dividends ($1.05 per share)	—	—	—	—	—	(716)	—	(716)
Preferred stock dividends	—	—	—	—	—	(79)	—	(79)
Other comprehensive loss, net of tax	—	—	—	—	—	—	(2,371)	(2,371)

Balance at September 30, 2014	683,293	$—	$139	$3,277	$65,081	$539,430	$4,971	$612,898

The accompanying notes are an integral part of these consolidated financial statements.

FIRST CITIZENS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2014	2013
	(dollars in thousands, unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(130,137)	$37,936
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	(2,587)	3,780
Depreciation and amortization	14,842	13,646
Net amortization of premiums and discounts on investment securities	7,876	8,804
Accretion of discount on long-term debt	76	76
Deferred income tax expense (benefit)	617	(13,068)
Gain on sales of premises and equipment	(909)	(445)
Decrease in FDIC receivable for loss sharing agreements	7,280	35,289
(Increase) decrease in interest receivable	(81)	321
Decrease in interest payable	(2,448)	(2,888)
Origination of mortgage loans held-for-sale, net of principal collected	(286,918)	(475,301)
Proceeds from sales of mortgage loans held-for-sale	285,232	500,638
Gain on sale of mortgage loans held-for-sale	(3,228)	(7,045)
Gain on sale of investment securities	(7,566)	(8,119)
Net accretion of fair market value adjustments related to acquisitions	(439)	(2,213)
Decrease (increase) in other assets	23,031	(15,008)
Loss on sale of non-covered other real estate owned	1,396	2,525
Write-down of non-covered other real estate owned	3,204	6,366
(Gain) loss on sale of covered other real estate owned	(499)	694
Write-down of covered other real estate owned	4,773	3,340
Goodwill impairment	166,750	—
Increase in other liabilities	9,226	3,799

Net cash provided by operating activities	89,491	93,127
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of covered other real estate owned	10,047	17,819
Proceeds from sale of non-covered other real estate owned	13,293	16,581
Net increase in non-covered loans and leases	(255,873)	(209,971)
Net decrease in covered loans and leases	105,715	82,203
Calls, maturities and prepayments of investment securities held-to-maturity	—	3,831
Proceeds from maturities and calls of investment securities available-for-sale	527,673	392,946
Proceeds from sales of investment securities available-for-sale	1,497,610	408,330
Purchases of investment securities available-for-sale	(2,028,591)	(1,079,581)
Proceeds from sales of premises and equipment	1,128	1,358
Purchases of premises and equipment	(9,933)	(8,413)
Decrease in investment in Federal Home Loan Bank stock	2,346	2,330

Net cash used by investing activities	(136,585)	(372,567)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in deposits	(18,051)	(35,351)
Increase (decrease) in securities sold under agreements to repurchase	39,008	(10,584)
Net decrease in short-term borrowings and long-term debt	—	(1,825)
Dividends paid	(795)	(834)
Acquisition of preferred stock	(3,500)	(6)

Net cash provided (used) by financing activities	16,662	(48,600)

Net decrease in cash and due from banks	(30,432)	(328,040)
Cash and due from banks at beginning of period	1,312,327	1,692,586

Cash and due from banks at end of period	$1,281,895	$1,364,546

FIRST CITIZENS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2014	2013
	(dollars in thousands, unaudited)
CASH PAYMENTS FOR:
Interest	$16,354	$19,679
Income taxes	3,027	40,655

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Transfer of covered and non-covered loans to other real estate	31,607	18,585
Unrealized securities gains (losses), net of tax	5,242	(6,696)
Unrealized (losses) gains related to employee benefit plan, net of tax	(7,613)	7,765

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The consolidated financial statements include the accounts of Bancorporation and those subsidiaries that are majority-owned by Bancorporation and over which Bancorporation exercises control. In consolidation, all significant intercompany accounts and transactions have been eliminated. Assets held by the Bank in trust or in other fiduciary capacities are not assets of the Bank and are not included in the accompanying consolidated financial statements.

Bancorporation evaluates variable interests in entities for which voting interests are not an effective means of identifying controlling financial interests. Variable interests are those in which the value of the interest changes with the fair value of the net assets of the entity exclusive of variable interests. If the results of the evaluation indicate the existence of a primary beneficiary and the entity does not effectively disperse risks among the parties involved, that primary beneficiary is required to consolidate the entity. Likewise, deconsolidation of an entity is required if the evaluation indicates the conditions for consolidation are not met. Bancorporation has variable interests in certain entities including low-income housing partnership interests and trust preferred securities, none of which were required to be consolidated.

Reclassifications:

Certain items in prior year financial statements have been reclassified to conform to the current financial statement presentation. These reclassifications had no effect on net income or shareholders’ equity as previously reported.

Estimates in the Preparation of Financial Statements:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, determination of fair values of acquired assets and assumed liabilities, loss estimates and estimated cash flows related to acquired loans and other real estate owned which are covered under loss sharing agreements with the Federal Deposit Insurance Corporation (“FDIC”), valuation of goodwill and intangible assets, benefit plan obligations and related expenses, and income tax related items.

Recent Accounting Pronouncements:

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-14 – Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure, to address the diversity in practice regarding the classification and measurement of foreclosed loans which were part of a government-sponsored loan guarantee program (e.g. HUD, FHA, VA). The ASU outlines certain criteria that, if met, the loan (residential or commercial) should be derecognized and a separate other receivable should be recorded upon foreclosure at the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The amendments in this ASU are effective for public entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Management is currently evaluating the transition method that will be elected and the potential effects of the adoption on our financial statements.

In May 2014, the FASB issued guidance which will determine when an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This guidance will be effective in the first quarter of 2018 and early adoption is not permitted. The guidance allows for either full retrospective or modified retrospective adoption. Management is currently evaluating the transition method that will be elected and the potential effects of the adoption on our financial statements.

In January 2014, the FASB issued an update to provide guidance on when an in-substance repossession or foreclosure occurs, which requires the mortgage loan to be derecognized and the related real estate be recognized. This guidance clarifies that an in-substance repossession or foreclosure occurs upon either (a) a creditor obtaining legal title to the residential real estate or (b) the borrower conveying all interest in the residential real estate through a deed in lieu of foreclosure (or a similar legal agreement). Creditors must disclose the amount of foreclosed residential real estate held as well as the amount of collateralized loans for which foreclosure is in process. This update is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Management is currently evaluating the impact of adoption on the consolidated financial statements, but does not believe that adoption will have a material impact.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

NOTE 2—ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income (loss) (“AOCI”) is reported as a component of stockholders’ equity. AOCI can include, among other items, unrealized holding gains and losses on available-for-sale securities and gains and losses associated with pension benefits that are not recognized immediately as a component of net periodic benefit cost. The components of AOCI are reported net of related tax effects. The components of AOCI and changes in those components for the nine months ended September 30, 2014 and 2013, and for the year ended December 31, 2013 are presented in the following table.

	Unrealized gains (losses) on available- for-sale securities	Defined benefit pension plan gains (losses)	Total
Balance, January 1, 2014	$22,143	$(14,801)	$7,342
Accumulated other comprehensive income (loss) before income taxes:
Net change in unrealized gains (losses)	15,808	(12,812)	2,996
Amounts reclassified from accumulated other comprehensive income	(7,566)	874	(6,692)
Income tax (benefit) expense	(3,000)	4,325	1,325

Net comprehensive gain (loss)	5,242	(7,613)	(2,371)

Ending balance at September 30, 2014	$27,385	$(22,414)	$4,971

	Unrealized gains (losses) on available- for-sale securities	Defined benefit pension plan gains (losses)	Total
Balance, January 1, 2013	$31,709	$(30,695)	$1,014
Accumulated other comprehensive income (loss) before income taxes:
Net change in unrealized (losses) gains	(6,959)	21,070	14,111
Amounts reclassified from accumulated other comprehensive income	(8,290)	3,863	(4,427)
Income tax expense (benefit)	5,683	(9,039)	(3,356)

Net comprehensive (loss) gain	(9,566)	15,894	6,328

Ending balance at December 31, 2013	$22,143	$(14,801)	$7,342

	Unrealized gains (losses) on available- for-sale securities	Defined benefit pension plan gains (losses)	Total
Balance, January 1, 2013	$31,709	$(30,695)	$1,014
Accumulated other comprehensive income (loss) before income taxes:
Net change in unrealized (losses) gains	(2,556)	9,283	6,727
Amounts reclassified from accumulated other comprehensive income	(8,119)	2,897	(5,222)
Income tax expense (benefit)	3,979	(4,415)	(436)

Net comprehensive (loss) gain	(6,696)	7,765	1,069

Ending balance at September 30, 2013	$25,013	$(22,930)	$2,083

The following table shows the line items in the consolidated income statements affected by amounts reclassified from AOCI:

	Increase (Decrease) in affected line item in the income statement
	Securities gains	Employee benefits	Income taxes	Net Income
For the three months ended September 30, 2014:

Amount reclassified from AOCI:
Unrealized gains on available-for-sale securities	$568	$—	$202	$366
Amortization of prior service credits	—	(43)	16	27
Amortization of actuarial loss	—	335	(121)	(214)

Total reclassifications for the three months ended September 30, 2014	$568	$292	$97	$179

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

	Increase (Decrease) in affected line item in the income statement
	Securities gains	Employee benefits	Income taxes	Net Income
For the three months ended September 30, 2013:

Amount reclassified from AOCI:
Unrealized losses on available-for-sale securities	$(107)	$—	$(37)	$(70)
Amortization of prior service credits	—	(43)	16	27
Amortization of actuarial loss	—	1009	(366)	(643)

Total reclassifications for the three months ended September 30, 2013	$(107)	$966	$(387)	$(686)

For the nine months ended September 30, 2014:

Amount reclassified from AOCI:
Unrealized gains on available-for-sale securities	$7,566	$—	$2,754	$4,812
Amortization of prior service credits	—	(130)	47	83
Amortization of actuarial loss	—	1,004	(364)	(640)

Total reclassifications for the nine months ended September 30, 2014	$7,566	$874	$2,437	$4,255

For the nine months ended September 30, 2013:

Amount reclassified from AOCI:
Unrealized gains on available-for-sale securities	$8,119	$—	$2,808	$5,311
Amortization of prior service credits	—	(130)	47	83
Amortization of actuarial loss	—	3,027	(1,098)	(1,929)

Total reclassifications for the nine months ended September 30, 2013	$8,119	$2,897	$1,757	$3,465

NOTE 3—INVESTMENT SECURITIES

The cost and the estimated fair value of investment securities available-for-sale at September 30, 2014, December 31, 2013, and September 30, 2013, along with gross unrealized gains and losses determined on an individual security basis were as follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale at September 30, 2014:
U.S. government treasuries and agencies	$1,066,036	$201	$2,564	$1,063,673
GNMA, FNMA and FHLMC mortgage-backed securities	851,590	5,188	5,124	851,654
State, county and municipal bonds	9,180	336	—	9,516
Corporate bonds	26,833	459	204	27,088
Preferred stock	10,722	—	—	10,722
Equity securities	4,805	43,833	28	48,610

Total	$1,969,166	$50,017	$7,920	$2,011,263

Available-for-sale at December 31, 2013:
U.S. government treasuries and agencies	$1,147,874	$1,450	$975	$1,148,349
GNMA, FNMA and FHLMC mortgage-backed securities	772,357	2,926	14,118	761,165
State, county and municipal bonds	2,233	32	—	2,265
Corporate bonds	27,972	399	677	27,694
Preferred stock	10,514	—	6	10,508
Equity securities	5,217	44,859	35	50,041

Total	$1,966,167	$49,666	$15,811	$2,000,022

Available-for-sale at September 30, 2013:
U.S. government treasuries and agencies	$1,157,952	$1,911	$956	$1,158,907
GNMA, FNMA and FHLMC mortgage-backed securities	631,475	4,828	8,359	627,944
State, county and municipal bonds	2,860	35	—	2,895
Corporate bonds	22,941	386	582	22,745

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Preferred stock	10,389	11	—	10,400
Equity securities	5,217	41,191	35	46,373

Total	$1,830,834	$48,362	$9,932	$1,869,264

Investments in corporate bonds, preferred stock and equity securities are primarily concentrated in the financial institutions industry.

The following table provides maturity information for investment securities at September 30, 2014, December 31, 2013, and September 30, 2013. Mortgage-backed and equity securities are shown separately as they are either not due on a single maturity date or have no maturity date.

	September 30, 2014		December 31, 2013		September 30, 2013
	Cost	Estimated Fair Value	Cost	Estimated Fair Value	Cost	Estimated Fair Value
Investment securities available-for-sale maturing in:
One year or less	$8,493	$8,516	$148,942	$149,108	$217,482	$217,890
One through five years	1,060,481	1,058,407	989,766	990,807	929,440	930,574
Five to 10 years	9,921	10,063	32,859	32,119	30,304	29,733
Over 10 years	23,154	23,291	6,512	6,274	6,527	6,350
GNMA, FNMA and FHLMC mortgage-backed securities	851,590	851,654	772,357	761,165	631,475	627,944
Equity securities and preferred stock	15,527	59,332	15,731	60,549	15,606	56,773

Total investment securities available-for-sale	$1,969,166	$2,011,263	$1,966,167	$2,000,022	$1,830,834	$1,869,264

Securities with unrealized losses at September 30, 2014 were as follows:

	Less than Twelve Months		Twelve Months and Over
	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value
U.S. government treasuries and agencies	$2,406	$811,695	$158	$62,479
GNMA, FNMA and FHLMC mortgage-backed securities	288	88,604	4,836	283,858
Corporate bonds	33	1,394	171	7,101
Equity securities	—	—	28	4

Total securities with unrealized losses	$2,727	$901,988	$5,193	$364,279

Securities with unrealized losses at December 31, 2013 were as follows:

	Less than Twelve Months		Twelve Months and Over
	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value
U.S. government treasuries and agencies	$829	$230,315	$146	$50,204
GNMA, FNMA and FHLMC mortgage-backed securities	12,793	512,149	1,325	31,214
Corporate bonds	406	9,411	271	5,343
Preferred stock	6	10,508	—	—
Equity securities	31	72	4	147

Total securities with unrealized losses	$14,065	$762,455	$1,746	$86,908

Securities with unrealized losses at September 30, 2013 were as follows:

	Less than Twelve Months		Twelve Months and Over
	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value
U.S. government treasuries and agencies	$778	$246,223	$178	$53,923
GNMA, FNMA and FHLMC mortgage-backed securities	7,215	287,468	1,144	34,828
State, county and municipal bonds	—	—	—	400

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

	Less than Twelve Months		Twelve Months and Over
	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value
Corporate bonds	311	6,504	271	5,351
Equity securities	32	71	3	73

Total securities with unrealized losses	$8,336	$540,266	$1,596	$94,575

At September 30, 2014, December 31, 2013, and September 30, 2013, Bancorporation had 66, 30, and 32 investments, respectively, having a continuous unrealized loss position for more than 12 months. Market changes in interest rates and credit spreads will result in temporary unrealized losses as the market price of securities fluctuate. Bancorporation has the intent and ability to hold these securities until maturity and has reviewed them for other than temporary impairment.

Proceeds from the sale of available-for-sale investments were $88,936 and $207,576 for the three months ended September 30, 2014 and September 30, 2013, respectively. Proceeds from the sale of available-for-sale investments were $1,497,610 and $408,330 for the nine months ended September 30, 2014 and September 30, 2013, respectively. Gross realized gains (losses) on sales and calls of available-for-sale investments were as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Gross realized gains of sales of available-for-sale investments	$651	$32	$7,774	$8,258
Gross realized losses of sales of available-for-sale investments	(83)	(139)	(267)	(139)
Gross realized gains of calls of available-for-sale investments	—	—	59	—

Total	$568	$(107)	$7,566	$8,119

Investment securities with an amortized cost of $1.57 billion, $1.46 billion, and $1.27 billion at September 30, 2014, December 31, 2013, and September 30, 2013, respectively, were pledged to secure public deposits as collateral for securities sold under agreements to repurchase and for other purposes as required by law.

NOTE 4—LOANS AND LEASES

Loans and leases, net of deferred fees and costs, were as follows:

	September 30, 2014	December 31, 2013	September 30, 2013
Commercial real estate	$1,265,392	$1,198,368	$1,198,812
Commercial and industrial	480,418	453,543	445,312
1-4 Family real estate	1,472,242	1,411,101	1,362,974
Sales finance	629,533	556,113	519,374
Home equity lines of credit	458,368	473,726	483,479
Consumer and all other loans	264,326	250,655	234,768

Loans and leases not covered, net	4,570,279	4,343,506	4,244,719
Covered loans, net	65,276	174,203	193,644

Total loans and leases, net	$4,635,555	$4,517,709	$4,438,363

Covered loans represent loans acquired from the FDIC subject to loss sharing agreements. The loss sharing agreement on commercial real estate, commercial and industrial and other commercial acquired loans with respect to the Georgian Bank transaction expired on September 30, 2014.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

Bancorporation evaluated acquired loans for impairment. Acquired loans with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered impaired. The carrying value of all acquired impaired and non-impaired loans and leases as of September 30, 2014, December 31, 2013, and September 30, 2013, are included in the tables below:

	September 30, 2014
	Acquired Impaired Loans	Acquired Non-impaired Loans	Total
Commercial real estate	$135,747	$45,814	$181,561
Commercial and industrial	8,361	4,243	12,604
1-4 Family real estate	3,775	13,695	17,470
Home equity line of credit	—	8,448	8,448
Consumer and all other loans	—	268	268

Loans and leases, gross	147,883	72,468	220,351
Less:
Estimate of contractual principal not expected to be collected (non-accretable difference)	95,412	325	95,737
Allowance for loan losses on covered loans	—	—	—
Liquidity discount (accretable yield)	2,259	43	2,302

Total carrying value of acquired loans	$50,212	$72,100	$122,312

	December 31, 2013
	Acquired Impaired Loans	Acquired Non-impaired Loans	Total
Commercial real estate	$198,466	$59,518	$257,984
Commercial and industrial	16,932	9,232	26,164
1-4 Family real estate	4,974	17,598	22,572
Home equity line of credit	45	10,511	10,556
Consumer and all other loans	—	776	776

Loans and leases, gross	220,417	97,635	318,052
Less:
Estimate of contractual principal not expected to be collected (non-accretable difference)	138,988	1,514	140,502
Allowance for loan losses on covered loans	—	—	—
Liquidity discount (accretable yield)	3,110	237	3,347

Total carrying value of acquired loans	$78,319	$95,884	$174,203

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

	September 30, 2013
	Acquired Impaired Loans	Acquired Non-impaired Loans	Total
Commercial real estate	$203,735	$68,681	$272,416
Commercial and industrial	23,256	9,995	33,251
1-4 Family real estate	5,191	22,287	27,478
Home equity line of credit	44	9,379	9,423
Consumer and all other loans	3	1,180	1,183

Loans and leases, gross	232,229	111,522	343,751
Less:
Estimate of contractual principal not expected to be collected (non-accretable difference)	143,465	2,231	145,696
Allowance for loan losses on covered loans	567	—	567
Liquidity discount (accretable yield)	3,476	368	3,844

Total carrying value of acquired loans	$84,721	$108,923	$193,644

The loss sharing agreement on commercial real estate, commercial and industrial and other commercial acquired loans with respect to the Georgian Bank transaction expired on September 30, 2014. As of September 30, 2014, December 31, 2013 and September 30, 2013, the contractual principal outstanding for loans and other real estate owned subject to this expiration date was $72,390, $111,685 and $124,333, respectively, and the carrying values were $70,717, $100,161 and $115,084, respectively. The loss sharing terms for the remaining loss share agreements have expiration dates ranging from July 31, 2015 to September 30, 2021. As of September 30, 2014, December 31, 2013, and September 30, 2013, the contractual principal outstanding for these loans and other real estate owned was $72,285, $95,496 and $106,815, respectively, and the carrying values were $67,859, $86,892 and $96,701, respectively.

The change in the contractual principal outstanding for all acquired impaired and non-impaired loans and leases for the nine months ended September 30, 2014 and 2013 was as follows:

	Acquired Impaired Loans	Acquired Non-impaired Loans
Balance, December 31, 2013	$220,417	$97,635
Reductions resulting from repayments, charge-offs and foreclosures	(72,534)	(25,167)

Balance, September 30, 2014	$147,883	$72,468

	Acquired Impaired Loans	Acquired Non-impaired Loans
Balance, December 31, 2012	$331,699	$178,030
Reductions resulting from repayments, charge-offs and foreclosures	(99,470)	(66,508)

Balance, September 30, 2013	$232,229	$111,522

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

The change in the liquidity discount (accretable yield) for all acquired impaired and non-impaired loans and leases was as follows:

	Acquired Impaired	Acquired Non-impaired	Total
Nine months ended September 30, 2014:
Balance, December 31, 2013	$3,110	$237	$3,347
Loan accretion	—	(439)	(439)
Reclass from non-accretable to accretable difference	—	259	259
Adjustments in estimated cash flows	(604)	—	(604)
Reductions resulting from repayments, charge-offs, and foreclosures	(247)	(14)	(261)

Balance, September 30, 2014	$2,259	$43	$2,302

	Acquired Impaired	Acquired Non-impaired	Total
Nine months ended September 30, 2013:
Balance, December 31, 2012	$6,376	$1,608	$7,984
Loan accretion	—	(2,213)	(2,213)
Reclass from non-accretable to accretable difference	—	1,225	1,225
Adjustments in estimated cash flows	(1,212)	—	(1,212)
Reductions resulting from repayments, charge-offs, and foreclosures	(1,688)	(252)	(1,940)

Balance, September 30, 2013	$3,476	$368	$3,844

	Acquired Impaired	Acquired Non-impaired	Total
Three Months Ended September 30, 2014
Balance, June 30, 2014	$2,618	$99	$2,717
Loan accretion	—	(111)	(111)
Reclass from non-accretable to accretable difference	—	59	59
Adjustments in estimated cash flows	(311)	—	(311)
Reductions resulting from repayments, charge-offs, and foreclosures	(48)	(4)	(52)

Balance, September 30, 2014	$2,259	$43	$2,302

	Acquired Impaired	Acquired Non-impaired	Total
Three Months Ended September 30, 2013:
Balance, June 30, 2013	$5,150	$542	$5,692
Loan accretion	—	(618)	(618)
Reclass from non-accretable to accretable difference	—	466	466
Adjustments in estimated cash flows	(701)	—	(701)
Reductions resulting from repayments, charge-offs, and foreclosures	(973)	(22)	(995)

Balance, September 30, 2013	$3,476	$368	$3,844

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

The change in the estimate of contractual principal not expected to be collected (non-accretable difference) for all acquired impaired and non-impaired loans and leases for the nine months ended September 30, 2014 and 2013 was as follows:

	Acquired Impaired	Acquired Non-impaired	Total
Balance, December 31, 2013	$138,988	$1,514	$140,502
Reclass from non-accretable to accretable difference	—	(259)	(259)
Adjustments in estimated cash flows	604	—	604
Reductions resulting from repayments, charge-offs, and foreclosures	(44,180)	(930)	(45,110)

Balance, September 30, 2014	$95,412	$325	$95,737

	Acquired Impaired	Acquired Non-impaired	Total
Balance, December 31, 2012	$210,579	$8,831	$219,410
Reclass from non-accretable to accretable difference	—	(1,225)	(1,225)
Adjustments in estimated cash flows	1,212	—	1,212
Reductions resulting from repayments, charge-offs, and foreclosures	(68,326)	(5,375)	(73,701)

Balance, September 30, 2013	$143,465	$2,231	$145,696

	Acquired Impaired	Acquired Non-impaired	Total
Balance, June 30, 2014	$109,360	$598	$109,958
Reclass from non-accretable to accretable difference	—	(59)	(59)
Adjustments in estimated cash flows	311	—	311
Reductions resulting from repayments, charge-offs, and foreclosures	(14,259)	(214)	(14,473)

Balance, September 30, 2014	$95,412	$325	$95,737

	Acquired Impaired	Acquired Non-impaired	Total
Balance, June 30, 2013	$164,662	$3,405	$168,067
Reclass from non-accretable to accretable difference	—	(466)	(466)
Adjustments in estimated cash flows	701	—	701
Reductions resulting from repayments, charge-offs, and foreclosures	(21,898)	(708)	(22,606)

Balance, September 30, 2013	$143,465	$2,231	$145,696

At September 30, 2014, December 31, 2013, and September 30, 2013, no acquired loans were classified as nonaccrual assets due to the application of the accretable yield method. Therefore, interest income, through accretion of the difference between the carrying amount of the loans and the expected cash flows, may be available to be recognized on acquired loans. However, in accordance with the acquired loan policy relating to acquired impaired loans, no accretable yield has been accreted into income to date on acquired loans where the expected cash flows cannot be reasonably estimated.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

Nonaccrual loans, excluding acquired impaired loans, were as follows:

	September 30, 2014	December 31, 2013	September 30, 2013
Commercial real estate	$30,351	$37,092	$41,914
Commercial and industrial	2,138	1,868	2,503
1-4 Family real estate	37,048	47,146	49,192
Sales finance	276	393	519
Home equity line of credit	—	—	—
Consumer and all other loans	572	929	472

Total	$70,385	$87,428	$94,600

Average impaired loans, excluding acquired impaired loans, were as follows:

	Nine Months Ended September 30,
	2014	2013
Commercial real estate	$46,553	$58,235
Commercial and industrial	2,949	2,727
1-4 Family real estate	52,989	58,094
Sales finance	395	570
Home equity line of credit	490	742
Consumer and all other loans	969	744

Total	$104,345	$121,112

	Three Months Ended September 30,
	2014	2013
Commercial real estate	$44,013	$56,446
Commercial and industrial	3,124	2,715
1-4 Family real estate	49,120	60,183
Sales finance	331	637
Home equity line of credit	492	828
Consumer and all other loans	713	844

Total	$97,793	$121,653

The amount of interest that has been recognized as income on impaired loans for the periods presented was not material.

NOTE 5—ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses related to loans not covered under FDIC loss sharing was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Balance at beginning of period	$49,841	$56,100	$54,565	$62,759
Loans charged off	(2,780)	(5,447)	(9,844)	(15,579)
Recoveries on loans previously charged off	1,651	1,468	5,198	4,474
Provision for loan losses	(976)	2,614	(2,183)	3,081

Balance at September 30	$47,736	$54,735	$47,736	$54,735

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

The roll-forward of the allowance for loan losses on loans not covered under FDIC loss sharing agreements was as follows:

	Commercial		Retail
	Commercial Real Estate	C&I	1-4 Family Real Estate	Sales Finance	Home Equity Line of Credit	Consumer and all Other Loans	Total
Nine months ended September 30, 2014:

Roll-forward of allowance for loan losses:
Balance at December 31, 2013	$12,902	$1,725	$23,544	$1,960	$9,016	$5,418	$54,565
Loans charged off	(1,155)	(88)	(3,548)	(430)	(2,875)	(1,748)	(9,844)
Recoveries on loans previously charged off	2,348	342	935	219	381	973	5,198
Provision for loan losses	(4,594)	(189)	(361)	391	2,081	489	(2,183)

Balance at September 30, 2014	$9,501	$1,790	$20,570	$2,140	$8,603	$5,132	$47,736

	Commercial		Retail
	Commercial Real Estate	C&I	1-4 Family Real Estate	Sales Finance	Home Equity Line of Credit	Consumer and all Other Loans	Total
Nine months ended September 30, 2013:

Roll-forward of allowance for loan losses:
Balance at December 31, 2012	$17,485	$2,692	$24,539	$1,395	$11,592	$5,056	$62,759
Loans charged off	(3,203)	(302)	(6,075)	(489)	(3,624)	(1,886)	(15,579)
Recoveries on loans previously charged off	1,565	455	949	214	397	894	4,474
Provision for loan losses	(1,625)	(897)	4,362	503	14	724	3,081

Balance at September 30, 2013	$14,222	$1,948	$23,775	$1,623	$8,379	$4,788	$54,735

	Commercial		Retail
	Commercial Real Estate	C&I	1-4 Family Real Estate	Sales Finance	Home Equity Line of Credit	Consumer and all Other Loans	Total
Three Months Ended September 30, 2014:

Roll-forward of allowance for loan losses:
Balance at July 1, 2014	$11,026	$1,766	$21,413	$2,091	$8,822	$4,723	$49,841
Loans charged off	(337)	(7)	(1,240)	(77)	(505)	(614)	(2,780)
Recoveries on loans previously charged off	859	54	254	69	132	283	1,651
Provision for loan losses	(2047)	(23)	143	57	154	740	(976)

Balance at September 30, 2014	$9,501	$1,790	$20,570	$2,140	$8,603	$5,132	$47,736

	Commercial		Retail
	Commercial Real Estate	C&I	1-4 Family Real Estate	Sales Finance	Home Equity Line of Credit	Consumer and all Other Loans	Total
Three Months Ended September 30, 2013:

Roll-forward of allowance for loan losses:
Balance at July 1, 2013	$14,504	$1,982	$24,587	$1,353	$8,909	$4,765	$56,100
Loans charged off	(1,855)	(88)	(1,654)	(219)	(1,045)	(586)	(5,447)
Recoveries on loans previously charged off	492	120	364	64	145	283	1,468
Provision for loan losses	1,081	(66)	478	425	370	326	2,614

Balance at September 30, 2013	$14,222	$1,948	$23,775	$1,623	$8,379	$4,788	$54,735

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

Allocation of the allowance for loan losses on loans not covered under FDIC loss sharing agreements as of September 30, 2014, December 31, 2013, and September 30, 2013, was as follows:

	Commercial		Retail
	Commercial Real Estate	C&I	1-4 Family Real Estate	Sales Finance	Home Equity Line of Credit	Consumer and all Other Loans	Total
Allocation of allowance for loan losses:
Allowance for loan losses related to loans collectively evaluated for impairment	$8,557	$1,790	$20,482	$2,140	$8,506	$4,694	$46,169
Allowance for loan losses related to loans individually evaluated for impairment	944	—	88	—	97	438	1,567

Balance at September 30, 2014	$9,501	$1,790	$20,570	$2,140	$8,603	$5,132	$47,736

Loans evaluated for impairment in allowance for loan losses:
Loans collectively evaluated for impairment	$1,240,185	$478,276	$1,469,003	$629,533	$456,422	$256,535	$4,529,954
Loans individually evaluated for impairment	25,207	2,142	3,239	—	1,946	7,791	40,325

Balance at September 30, 2014	$1,265,392	$480,418	$1,472,242	$629,533	$458,368	$264,326	$4,570,279

Allocation of allowance for loan losses:
Allowance for loan losses related to loans collectively evaluated for impairment	$11,820	$1,724	$23,494	$1,960	$8,864	$5,023	$52,885
Allowance for loan losses related to loans individually evaluated for impairment	1,082	1	50	—	152	395	1,680

Balance at December 31, 2013	$12,902	$1,725	$23,544	$1,960	$9,016	$5,418	$54,565

Loans evaluated for impairment in allowance for loan losses:
Loans collectively evaluated for impairment	$1,167,010	$452,365	$1,407,252	$556,113	$472,291	$244,131	$4,299,162
Loans individually evaluated for impairment	31,358	1,178	3,849	—	1,435	6,524	44,344

Balance at December 31, 2013	$1,198,368	$453,543	$1,411,101	$556,113	$473,726	$250,655	$4,343,506

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

	Commercial		Retail
	Commercial Real Estate	C&I	1-4 Family Real Estate	Sales Finance	Home Equity Line of Credit	Consumer and all Other Loans	Total
Allocation of allowance for loan losses:
Allowance for loan losses related to loans collectively evaluated for impairment	$12,406	$1,948	$23,546	$1,623	$8,201	$4,520	$52,244
Allowance for loan losses related to loans individually evaluated for impairment	1,816	—	229	—	178	268	2,491

Balance at September 30, 2013	$14,222	$1,948	$23,775	$1,623	$8,379	$4,788	$54,735

Loans evaluated for impairment in allowance for loan losses:
Loans collectively evaluated for impairment	$1,164,730	$444,114	$1,358,982	$519,374	$482,017	$227,686	$4,196,903
Loans individually evaluated for impairment	34,082	1,198	3,992	—	1,462	7,082	47,816

Balance at September 30, 2013	$1,198,812	$445,312	$1,362,974	$519,374	$483,479	$234,768	$4,244,719

Activity in the allowance for loan losses related to loans covered under FDIC loss sharing was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Balance at beginning of period	$—	$—	$—	$—
Loans charged off	(79)	(78)	(460)	(778)
Recoveries on loans previously charged off	208	197	864	646
Provision for loan losses	(129)	448	(404)	699

Balance at September 30	$—	$567	$—	$567

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

As part of the ongoing monitoring of the credit quality of Bancorporation’s loan portfolio, management tracks certain credit quality indicators including the level of classified loans, net charge-offs, and the general economic conditions in its market areas.

Bancorporation utilizes a risk grading matrix to assign a risk grade to each of its loans. An asset may be subject to a split classification whereby two or more portions of the same asset are given separate classifications. A description of the general characteristics of the risk grades are as follows:

Pass—A pass rated loan is not adversely classified because it does not display any of the characteristics for adverse classification.

Special Mention—A special mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or the Bank’s credit position at a future date. Special mention loans should include loans where repayment is highly probable, but timeliness of repayment is uncertain due to unfavorable developments. Special mention loans are not adversely classified and do not expose Bancorporation to sufficient risk to warrant adverse classification. Loans that could be included in this category include loans that have potential credit weaknesses that could evolve into well-defined weaknesses. Special mention is not used to identify a loan that has as its sole weakness credit data exceptions or collateral documentation exceptions that are not material to the timely repayment of the loans.

Substandard—A substandard loan is inadequately protected by current sound worth and paying capacity of the borrower or of collateral pledged. Substandard loans have a well-defined weakness or well-defined weaknesses that jeopardize the liquidation of the debt. Loans in this category are characterized by the distinct possibility that some loss will be sustained if the deficiencies are not corrected. Substandard loans have sufficient risk to warrant an adverse classification. The main characteristic of a substandard loan is the loss of the primary source of repayment, generally cash flow, and the reliance on collateral for repayment.

Doubtful—A loan classified doubtful possesses all the characteristics of substandard loans with the addition that full collection is improbable based on existing facts, values, and conditions. Possibility of loss is high; however, due to important or reasonably specific pending factors that may work to the loan’s advantage, a precise indication of estimated loss is deferred until a more exact status can be determined. The doubtful classification is not used to defer the full recognition of an expected loss.

Loss—That portion of an asset classified Loss is considered uncollectible and of such little value that its continuance as an asset, without establishment of a specific valuation allowance or charge-off is not warranted. This classification does not necessarily mean that an asset has absolutely no recovery or salvage value; but rather, it is not practical or desirable to defer writing off a basically worthless asset (or a portion thereof) even though partial recovery may be effected in the future.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

The risk grades of the loan portfolio not covered under FDIC loss sharing agreements as of September 30, 2014 were as follows:

	Commercial		Retail
	Commercial Real Estate	C&I	1-4 Family Real Estate	Sales Finance	Home Equity Line of Credit	Consumer and all Other Loans	Total
Pass	$1,133,660	$459,632	$1,358,099	$628,445	$419,479	$257,676	$4,256,991
Special Mention	48,257	9,593	64,921	455	22,060	5,556	150,842
Substandard	83,475	11,193	49,222	633	16,829	1,094	162,446
Doubtful	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—

Total	$1,265,392	$480,418	$1,472,242	$629,533	$458,368	$264,326	$4,570,279

The risk grades of the loan portfolio not covered under FDIC loss sharing agreements as of December 31, 2013 were as follows:

	Commercial		Retail
	Commercial Real Estate	C&I	1-4 Family Real Estate	Sales Finance	Home Equity Line of Credit	Consumer and all Other Loans	Total
Pass	$1,105,262	$446,108	$1,283,392	$554,574	$431,462	$247,247	$4,068,045
Special Mention	25,555	2,312	66,635	479	24,237	1,508	120,726
Substandard	67,551	5,123	61,074	1,060	18,027	1,900	154,735
Doubtful	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—

Total	$1,198,368	$453,543	$1,411,101	$556,113	$473,726	$250,655	$4,343,506

The risk grades of the loan portfolio not covered under FDIC loss sharing agreements as of September 30, 2013 were as follows:

	Commercial		Retail
	Commercial Real Estate	C&I	1-4 Family Real Estate	Sales Finance	Home Equity Line of Credit	Consumer and all Other Loans	Total
Pass	$1,089,354	$435,907	$1,227,128	$517,584	$439,406	$231,283	$3,940,662
Special Mention	37,961	3,943	70,090	502	24,784	1,803	139,083
Substandard	71,497	5,462	65,756	1,288	19,289	1,682	164,974
Doubtful	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—

Total	$1,198,812	$445,312	$1,362,974	$519,374	$483,479	$234,768	$4,244,719

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

An aging analysis of past due loans not covered under FDIC sharing agreements as of September 30, 2014 was as follows:

	30-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans and Leases, Excluding Covered Loans	90 Days Or More Past Due and Still Accruing
Commercial real estate	$19,737	$24,431	$44,168	$1,221,224	$1,265,392	$356
Commercial and industrial	1,167	4,520	5,687	474,731	480,418	71
1-4 Family real estate	19,024	23,029	42,053	1,430,189	1,472,242	1,699
Sales finance	1,753	73	1,826	627,707	629,533	73
Home equity line of credit	2,791	4,222	7,013	451,355	458,368	4,210
Consumer and all other loans	966	244	1,210	263,116	264,326	669

Total	$45,438	$56,519	$101,957	$4,468,322	$4,570,279	$7,078

An aging analysis of past due loans not covered under FDIC loss sharing agreements as of December 31, 2013 was as follows:

	30-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans and Leases, Excluding Covered Loans	90 Days Or More Past Due and Still Accruing
Commercial real estate	$9,202	$20,637	$29,839	$1,168,529	$1,198,368	$1,040
Commercial and industrial	854	423	1,277	452,266	453,543	24
1-4 Family real estate	17,856	32,075	49,931	1,361,170	1,411,101	949
Sales finance	1,802	151	1,953	554,160	556,113	122
Home equity line of credit	3,397	6,867	10,264	463,462	473,726	6,867
Consumer and all other loans	1,812	614	2,426	248,229	250,655	614

Total	$34,923	$60,767	$95,690	$4,247,816	$4,343,506	$9,616

An aging analysis of past due loans not covered under FDIC sharing agreements as of September 30, 2013 was as follows:

	30-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans and Leases, Excluding Covered Loans	90 Days Or More Past Due and Still Accruing
Commercial real estate	$13,036	$24,823	$37,859	$1,160,953	$1,198,812	$1,083
Commercial and industrial	1,052	1,166	2,218	443,094	445,312	183
1-4 Family real estate	19,085	32,713	51,798	1,311,176	1,362,974	1,919
Sales finance	1,142	243	1,385	517,989	519,374	55
Home equity line of credit	3,223	7,405	10,628	472,851	483,479	7,405
Consumer and all other loans	1,624	275	1,899	232,869	234,768	458

Total	$39,162	$66,625	$105,787	$4,138,932	$4,244,719	$11,103

Covered loans have been excluded from this aging analysis because they are covered by FDIC loss sharing agreements, and their related allowance is determined by loan pool performance due to the application of the accretion method.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

The following tables provide information on impaired loans, excluding acquired impaired loans:

	As of September 30, 2014
	Recorded Investment	Unpaid Principal Balance	Related Allowance
Impaired loans, excluding acquired impaired loans, with no related allowance recorded:
Commercial real estate	$18,462	$21,885	$—
Commercial and industrial	2,958	3,168	—
1-4 Family real estate	6,233	6,332	—
Home equity line of credit	556	615	—

Subtotal	$28,209	$32,000	$—

Impaired loans, excluding acquired impaired loans, with related allowance recorded:
Commercial real estate	$24,341	$31,337	$1,700
Commercial and industrial	2,281	2,548	60
1-4 Family real estate	43,907	50,747	1,107
Sales finance	260	261	1
Home equity line of credit	1,886	2,014	130
Consumer and all other loans	639	707	20

Subtotal	$73,314	$87,614	$3,018

Total	$101,523	$119,614	$3,018

	As of December 31, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance
Impaired loans, excluding acquired impaired loans, with no related allowance recorded:
Commercial real estate	$24,091	$27,505	$—
Commercial and industrial	831	878	—
1-4 Family real estate	6,342	6,412	—

Subtotal	$31,264	$34,795	$—

Impaired loans, excluding acquired impaired loans, with related allowance recorded:
Commercial real estate	$26,924	$37,334	$2,165
Commercial and industrial	2,395	2,769	125
1-4 Family real estate	55,402	63,210	1,875
Sales finance	505	518	2
Home equity line of credit	1,923	1,923	175
Consumer and all other loans	952	1,064	78

Subtotal	$88,101	$106,818	$4,420

Total	$119,365	$141,613	$4,420

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

	As of September 30, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance
Impaired loans, excluding acquired impaired loans, with no related allowance recorded:
Commercial real estate	$26,012	$31,439	$—
Commercial and industrial	1,198	1,364	—
1-4 Family real estate	6,987	7,102	—

Subtotal	$34,197	$39,905	$—

Impaired loans, excluding acquired impaired loans, with related allowance recorded:
Commercial real estate	$30,088	$40,612	$3,147
Commercial and industrial	2,468	2,726	156
1-4 Family real estate	57,625	62,852	2,426
Sales finance	492	492	2
Home equity line of credit	1,946	2,074	197
Consumer and all other loans	1,110	1,166	43

Subtotal	$93,729	$109,922	$5,971

Total	$127,926	$149,827	$5,971

The tables above include $32,549, $75,022 and $80,111, of impaired loans that were not individually evaluated at September 30, 2014, December 31, 2013, and September 30, 2013, respectively, because these loans did not meet the Bank’s threshold for individual impairment evaluation. The recorded allowance above includes $1,451, $2,740, and $3,480 related to these loans that were not individually evaluated at September 30, 2014, December 31, 2013, and September 30, 2013, respectively.

Bancorporation had 270 loans totaling $46,515 at September 30, 2014, 274 loans totaling $52,035 at December 31, 2013 and 281 loans totaling $54,741 at September 30, 2013 that were identified as troubled debt restructurings (“TDR’s”) and considered impaired. These loans had unfunded commitments totaling $153 at September 30, 2014 and $156 at December 31, 2013 and September 30, 2013.

Bancorporation had $22,591, $25,583, and $25,906 in loans that were accruing interest under the terms of TDR’s at September 30, 2014, December 31, 2013, and September 30, 2013, respectively.

The following table presents a breakdown of the types of concessions made by loan class for TDR’s for the three months ended September 30, 2014 as well as the respective defaults of those loans.

	All Restructurings occurring within the 3 months ended September 30, 2014			Defaults of loans restructured within the 3 months ended September 30, 2014
	Number of loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of loans	Recorded Investment at Quarter End
Below market interest rate:
1-4 Family real estate	2	$28	$28	—	$—
Subtotal	2	$28	$28	—	$—

Extended payment terms:
Commercial real estate	1	$68	$68	—	$—
1-4 Family real estate	4	708	708	—	—

Subtotal	5	$776	$776	—	$—

Total	7	$804	$804	—	$—

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

The following table presents a breakdown of the types of concessions made by loan class for TDR’s for the three months ended September 30, 2013 as well as the respective defaults of those loans. The type labeled “Multiple concessions” primarily includes loans modified through a combination of below market interest rates and extended payment terms.

	All Restructurings occurring within the 3 months ended September 30, 2013			Defaults of loans restructured within the 3 months ended September 30, 2013
	Number of loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of loans	Recorded Investment at Quarter End
Below market interest rate:
1-4 Family real estate	4	$648	$648	1	$133
Sales finance	1	18	18	—	—

Subtotal	5	$666	$666	—	$—

Multiple concessions:
1-4 Family real estate	2	$346	$346	—	$—
Subtotal	2	$346	$346	—	$—

Total	7	$1,012	$1,012	1	$133

The following table presents a breakdown of the types of concessions made by loan class for TDR’s for the nine months ended September 30, 2014 as well as the respective defaults of those loans. The type labeled “Multiple concessions” primarily includes loans modified through a combination of below market interest rates and extended payment terms.

	All Restructurings occurring within the 9 months ended September 30, 2014			Defaults of loans restructured within the 9 months ended September 30, 2014
	Number of loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of loans	Recorded Investment at Quarter End
Below market interest rate:
Commercial real estate	4	$1,502	$1,502	—	$—
1-4 Family real estate	4	834	834	—	—

Subtotal	8	$2,336	$2,336	—	$—

Extended payment terms:
Commercial real estate	2	$92	$92	1	$5
1-4 Family real estate	5	750	750	—	—

Subtotal	7	$842	$842	1	$5

Multiple concessions:
Commercial real estate	3	$370	$370	—	$—
Commercial and industrial	1	836	836	—	—
1-4 Family real estate	1	97	97	—	—

Subtotal	5	$1,303	$1,303	—	$—

Total	20	$4,481	$4,481	1	$5

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

The following table presents a breakdown of the types of concessions made by loan class for TDR’s for the nine months ended September 30, 2013 as well as the respective defaults of those loans. The type labeled “Multiple concessions” primarily includes loans modified through a combination of below market interest rates and extended payment terms.

	All Restructurings occurring within the 9 months ended September 30, 2013			Defaults of loans restructured within the 9 months ended September 30, 2013
	Number of loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of loans	Recorded Investment at Quarter End
Below market interest rate:
Commercial real estate	1	$429	$429	—	$—
1-4 Family real estate	6	973	973	1	135
Sales finance	1	18	18	—	—
Consumer and all other loans	1	83	83	—	—

Subtotal	9	$1,503	$1,503	1	$135

Extended payment terms:
Commercial real estate	4	$1,867	$1,871	—	$—
1-4 Family real estate	6	786	786	4	602
Sales finance	2	36	36	—	—
Consumer and all other loans	1	5	5	—	—

Subtotal	13	$2,694	$2,698	4	$602

Total	22	$4,197	$4,201	5	$737

Qualitative factors are used in determining whether or not a loan should be classified as a TDR. Factors include whether or not the borrower is experiencing financial difficulty, whether or not the borrower can access funds at market rate for similar loan characteristics, and whether or not a concession was granted.

The majority of troubled debt restructurings are included in the substandard grading category which results in more elevated loss expectations when determining the expected cash flows that are used to determine the allowance for loan losses associated with these loans. When a restructured loan subsequently defaults, it is evaluated and downgraded if appropriate or is liquidated or charged off. The more severely graded the loan, the lower the estimated expected cash flows and the greater the allowance recorded.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

NOTE 6—GOODWILL AND MORTGAGE SERVICING RIGHTS

In accordance with US GAAP, no goodwill amortization was recorded for the nine months ended September 30, 2013 and 2014. Goodwill is tested for impairment on an annual basis and whenever events or circumstances indicate the carrying value may not be recoverable to determine if the fair value of the reporting unit is below its carrying amount. The merger transaction with First Citizens BancShares, Inc. (“Bancshares”) discussed in Note 11- Subsequent Events was approved by shareholders on September 16, 2014, constituting a triggering event for which Bancorporation undertook a Step 2 goodwill impairment assessment. Management determined that the shareholder vote date was a triggering event due to the following factors: 1) the pending merger transaction did not qualify as a transaction among entities under “common control”, 2) under South Carolina law, Bancorporation shareholders must vote in favor of the pending merger transaction in order to be approved, 3) Bancshares’ shareholders of Class A and B common stock will need a majority of the total votes to vote in favor of the merger proposed, 4) a condition to the pending merger transaction is to receive a majority of the “minority holders” votes, and 5) uncertainty of regulatory approvals of the pending merger transaction. Based on the Step 2 analysis consisting of the fair value based on Bancshares’ purchase price allocation, it was determined that Bancorporation’s fair value did not support the goodwill recorded; therefore, Bancorporation recorded a $166.75 million goodwill impairment charge to write-off a portion of goodwill as of September 30, 2014. Changes in the carrying amount for goodwill for the nine months ended September 30, 2014 are reflected below. There were no changes in the carrying amount for goodwill for the nine months ended September 30, 2013.

Goodwill
Balance at January 1, 2014	$188,107
Goodwill impairment (discussed above)	(166,750)

Balance at September 30, 2014	$21,357

The changes in the carrying amounts of mortgage servicing rights for the three months ended September 30, 2014 and September 30, 2013 were as follows:

Mortgage Servicing Rights*
Balance at July 1, 2014	$15,698
Amortization expense	(621)
Servicing rights originated	681

Balance at September 30, 2014	$15,758

Balance at July 1, 2013	$15,259
Amortization expense	(748)
Servicing rights originated	1,454

Balance at September 30, 2013	$15,965

The changes in the carrying amounts of mortgage servicing rights for the nine months ended September 30, 2014 and September 30, 2013 were as follows:

Mortgage Servicing Rights*
Balance at December 31, 2013	$15,914
Amortization expense	(1,973)
Servicing rights originated	1,817

Balance at September 30, 2014	$15,758

Balance at December 31, 2012	$12,714
Amortization expense	(860)
Servicing rights originated	4,111

Balance at September 30, 2013	$15,965

*	Valuation allowance for MSRs was $430 as of September 30, 2014, $594 as of December 31, 2013, and $555 as of September 30, 2013.

Contractually specified mortgage servicing fees, late fees and ancillary fees earned for the three months ended September 30, 2014 and September 30, 2013 were $1,287 and $1,377, respectively, and for the nine months ended September 30, 2014 and September 30, 2013 were $3,923 and $4,210, respectively. These amounts are included in mortgage income in the Consolidated Statements of Income.

The amortization expense related to mortgage servicing rights, included as a reduction of mortgage income in the Consolidated Statements of Income, was $621 and $748 for the three months ended September 30, 2014 and September 30, 2013, respectively, and $1,973 and $860 for the nine months ended September 30, 2014 and September 30, 2013, respectively. Amortization expense was reduced by a net recapture of mortgage servicing rights impairment of $121 and $23 for the three months ended September 30, 2014 and September 30, 2013, respectively, and $163 and $1,795 for the nine months ended September 30, 2014 and September 30, 2013, respectively.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

NOTE 7—FDIC RECEIVABLE FOR LOSS SHARING AGREEMENTS

First Citizens has entered into loss share agreements with the FDIC that provide significant protection regarding certain acquired assets. The expected reimbursements under the loss share agreements were recorded as an indemnification asset at the time of each acquisition.

The following table presents the changes in the FDIC receivable for loss sharing agreements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Balance at beginning of period	$(153)	$20,335	$11,472	$53,593
Accretion of discounts	58	288	337	865
Change in clawback adjustment	88	—	88	—
Payments to (receipt of payments from) FDIC	6,167	557	9,728	(20,441)
Post-acquisition adjustments	(1,968)	(2,876)	(17,433)	(15,713)

Balance at September 30	$4,192	$18,304	$4,192	$18,304

NOTE 8—EMPLOYEE BENEFITS

Pension expense is a component of salaries and employee benefits expense. The following table details the components of pension expense recognized in Bancorporation’s Consolidated Statements of Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Service costs	$683	$916	$2,050	$2,747
Interest costs	1,445	1,322	4,335	3,967
Expected return on plan assets	(2,857)	(2,480)	(8,571)	(7,438)
Recognized net actuarial loss	335	1,009	1,004	3,027
Amortization of prior service credits	(43)	(43)	(130)	(130)

Net pension expense	$(437)	$724	$(1,312)	$2,173

Bancorporation used the following weighted-average assumptions in determining the net pension expense:

	2014	2013
Discount rate	5.10%	4.35%
Rate of future compensation increases	3.00%	3.00%
Expected long-term return on plan assets	8.00%	8.00%

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

NOTE 9—COMMITMENTS, CONTINGENCIES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

Financial instruments with off-balance sheet risk include commitments to extend credit, standby letters of credit and commitments on mortgage loans held for resale. Generally, Bancorporation charges a fee to the customer to extend these commitments as part of its normal banking activities. These fees are initially deferred and included in loans in the Consolidated Statements of Condition. Ultimately, such fees are recorded as an adjustment to yield over the life of the loan or, if the commitment expires unexercised, recognized in income upon expiration of the commitment.

A summary of the significant financial instruments with off-balance sheet risk follows:

	Contract Amount at
	September 30, 2014	December 31, 2013	September 30, 2013
Commitments to extend credit	$1,002,659	$936,963	$955,056
Letters of credit and financial guarantees	14,961	15,658	12,933

Total	$1,017,620	$952,621	$967,989

Commitments to extend credit are agreements to lend to a borrower as long as there are no violations of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. Bancorporation evaluates each borrower’s credit worthiness on a case-by-case basis using the same credit policies for on-balance sheet financial instruments. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management’s credit evaluation of the borrower. The type of collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income producing property.

Letters of credit and financial guarantees are conditional commitments issued by Bancorporation to guarantee the performance of a borrower to a third party. As of September 30, 2014, December 31, 2013, and September 30, 2013, Bancorporation had issued $14,961, $15,658, and $12,933, respectively, in such guarantees predominantly for terms of one year or less and represent the maximum exposure under such instruments. These guarantees are primarily issued to support public and private borrowing arrangements. The evaluations of credit worthiness, consideration of need for collateral, and credit risk involved in issuing letters of credit are essentially the same as that involved in extending loans to borrowers.

Most of Bancorporation’s business activity is with customers located in South Carolina. A significant economic downturn in South Carolina could have a material adverse impact on the operations of Bancorporation. As of September 30, 2014, December 31, 2013, and September 30, 2013, Bancorporation had no other significant concentrations of credit risk in the loan portfolio.

Bancorporation is a defendant in litigation arising out of normal banking activities. In the opinion of management and Bancorporation’s counsel, the ultimate resolution of these matters will not have a material effect on Bancorporation’s financial condition or results of operations.

NOTE 10—FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value estimates presented herein are based on pertinent information available to management as of September 30, 2014, December 31, 2013, and September 30, 2013. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

The carrying amounts and estimated fair values of Bancorporation’s financial instruments at September 30, 2014 are as follows:

	September 30, 2014		Fair Value Measurements at September 30, 2014
	Carrying Amount	Estimated Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and cash equivalents	$1,281,895	$1,281,895	$1,281,895	$—	$—
Investment securities	2,011,263	2,011,263	1,112,283	898,980	—
Loans not covered by loss sharing agreements, net	4,522,543	4,433,575	—	—	4,433,575
Loans covered by loss sharing agreements	65,276	57,492	—	—	57,492
Interest receivable	15,886	15,886	2,249	13,637	—
FDIC receivable for loss sharing agreements	4,192	3,892	—	—	3,892
Federal Home Loan Bank stock	7,481	7,481	—	7,481	—
Financial liabilities:
Deposits	7,173,518	7,174,817	6,261,756	913,061	—
Securities sold under agreements to repurchase	218,394	218,394	—	218,394	—
Interest payable	658	658	—	658	—
Short-term borrowings	74,949	77,287	—	77,287	—
Long-term debt	128,404	124,852	—	124,852	—

The carrying amounts and estimated fair values of Bancorporation’s financial instruments at December 31, 2013 are as follows:

	December 31, 2013		Fair Value Measurements at December 31, 2013
	Carrying Amount	Estimated Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and cash equivalents	$1,312,327	$1,312,327	$1,312,327	$—	$—
Investment securities	2,000,022	2,000,022	1,198,390	801,632	—
Loans not covered by loss sharing agreements, net	4,288,941	4,315,768	—	—	4,315,768
Loans covered by loss sharing agreements	174,203	174,203	—	—	174,203
Interest receivable	15,805	15,805	2,782	13,023	—
FDIC receivable for loss sharing agreements	11,472	11,472	—	—	11,472
Federal Home Loan Bank stock	9,826	9,826	—	9,826	—
Financial liabilities:
Deposits	7,191,569	7,195,138	6,155,241	1,039,897	—
Securities sold under agreements to repurchase	179,386	179,386	—	179,386	—
Interest payable	3,107	3,107	—	3,107	—
Long-term debt	203,278	195,892	—	195,892	—

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

The carrying amounts and estimated fair values of Bancorporation’s financial instruments at September 30, 2013 are as follows:

	September 30, 2013		Fair Value Measurements at September 30, 2013
	Carrying Amount	Estimated Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and cash equivalents	$1,364,546	$1,364,546	$1,364,546	$—	$—
Investment securities	1,869,264	1,869,264	1,205,280	663,984	—
Loans not covered by loss sharing agreements, net	4,189,984	4,226,876	—	—	4,226,876
Loans covered by loss sharing agreements	193,644	193,644	—	—	193,644
Interest receivable	15,350	15,350	3,153	12,197	—
FDIC receivable for loss sharing agreements	18,304	18,304	—	—	18,304
Federal Home Loan Bank stock	9,826	9,826	—	9,826	—
Financial liabilities:
Deposits	7,007,514	7,011,488	5,925,969	1,085,519	—
Securities sold under agreements to repurchase	215,104	215,104	—	215,104	—
Interest payable	814	814	—	814	—
Long-term debt	203,252	195,351	—	195,351	—

It is Bancorporation’s policy to disclose the fair value of financial instruments, both assets and liabilities, recognized and not recognized in the Consolidated Statements of Condition.

Following is a description of the methods and assumptions used to estimate the fair value of each class of Bancorporation’s financial instruments:

Short-term financial instruments:

Short-term financial instruments are valued at their carrying amounts reported in the Consolidated Statements of Condition, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach applies to cash and cash equivalents, short-term investments, interest receivable and interest payable.

Investment securities:

Fair value is based upon quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans not covered under FDIC loss sharing agreements:

For mortgage loans held for resale, fair value is estimated using the quoted market prices for securities backed by similar loans. The fair value of loans is estimated by discounting the expected future cash flows using Bancorporation’s current interest rates at which loans would be made to borrowers with similar credit risk.

Loans covered under FDIC loss sharing agreements:

The fair value of loans covered under the FDIC loss sharing agreements is based on recent external appraisals or valuations. If recent appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information. The fair value for loans covered under FDIC loss sharing agreements approximates their carrying value. Fair value estimates also consider the impact of liquidity discounts appropriate as of the measurement date.

FDIC receivable for loss sharing agreements:

The fair value for the FDIC receivable for loss sharing agreements approximates its carrying value.

Federal Home Loan Bank stock:

FHLB stock is recorded at cost and is periodically reviewed for impairment. No ready market exists for FHLB stock. It has no quoted market value and is carried at cost. Cost approximates fair market value based upon the redemption requirements of the FHLB which continues to repurchase stock. This investment is not considered impaired at September 30, 2014, December 31, 2013 or September 30, 2013.

Deposits:

Deposits with no defined maturity such as demand deposits, NOW, Money Market, and savings accounts have a fair value equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow that applies current interest rates to a schedule of aggregated remaining maturities.

Securities sold under agreements to repurchase:

Securities sold under agreements to repurchase are valued at their carrying amounts reported in the Consolidated Statements of Condition, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments.

Short-term borrowings:

Rates currently available to Bancorporation for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Long-term debt:

Rates currently available to Bancorporation for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Commitments to extend credit and standby letters of credit:

The fair values of commitments to extend credit and standby letters of credit are generally based upon fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The estimated fair value of Bancorporation’s commitments to extend credit and standby letters of credit is nominal.

Bancorporation groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair values. These levels are:

Level 1: Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2: Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3: Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of discounted cash flow models and similar techniques.

Among Bancorporation’s assets and liabilities, investment securities available for sale are reported at their fair values on a recurring basis. Bancorporation reports no liabilities at their fair values on a recurring basis.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

For assets carried at fair value, the following table provides fair value information as of September 30, 2014:

		Fair value measurements at September 30, 2014
	Fair Value at September 30, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets measured at fair value

Investment securities available-for-sale:
U.S. government treasuries and agencies	$1,063,673	$1,063,673	$—	$—
GNMA, FNMA and FHLMC mortgage-backed securities	851,654	—	851,654	—
State, county and municipal	9,516	—	9,516	—
Corporate bonds	27,088	—	27,088	—
Preferred stock	10,722	—	10,722	—
Equity securities	48,610	48,610	—	—

Total investment securities available-for-sale	$2,011,263	$1,112,283	$898,980	$—

For assets carried at fair value, the following table provides fair value information as of December 31, 2013:

		Fair value measurements at December 31, 2013
	Fair Value at December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets measured at fair value

Investment securities available-for-sale:
U.S. government treasuries and agencies	$1,148,349	$1,148,349	$—	$—
GNMA, FNMA and FHLMC mortgage-backed securities	761,165	—	761,165	—
Obligations of states and political subdivisions	2,265	—	2,265	—
Corporate bonds	27,694	—	27,694	—
Preferred stock	10,508	—	10,508	—
Equity securities	50,041	50,041	—	—

Total investment securities available-for-sale	$2,000,022	$1,198,390	$801,632	$—

For assets carried at fair value, the following table provides fair value information as of September 30, 2013:

		Fair value measurements at September 30, 2013
	Fair Value at September 30, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets measured at fair value

Investment securities available-for-sale:
U.S. government treasuries and agencies	$1,158,907	$1,158,907	$—	$—
GNMA, FNMA and FHLMC mortgage-backed securities	627,944	—	627,944	—
State, county and municipal	2,895	—	2,895	—
Corporate bonds	22,745	—	22,745	—
Preferred stock	10,400	—	10,400	—
Equity securities	46,373	46,373		—

Total investment securities available-for-sale	$1,869,264	$1,205,280	$663,984	$—

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

Fair value measurement of investment securities available-for-sale is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in an active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Some assets are carried at fair value on a nonrecurring basis. Bancorporation reports no liabilities at their fair values on a nonrecurring basis. Loans held for sale are carried at fair value.

Certain impaired loans, other real estate owned and mortgage servicing rights are also carried at fair value when fair value is less than the amortized cost.

The values of mortgage loans held for resale are based on prices observed for similar pools of loans, appraisals provided by third parties and prices determined based on terms of investor purchase commitments.

Bancorporation does not record loans at fair value on a recurring basis. However, from time to time a loan is considered impaired and a specific reserve is established or the loan is partially charged off. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with applicable accounting guidance. The fair value of impaired loans is estimated using either the collateral value or by the discounted present value of the expected cash flows (“DCF”). Collateral values are determined using appraisals or other third-party value estimates of the subject property with 7 to 11 percent reductions for estimated holding and selling costs. Impaired loans are assigned to an asset manager and monitored periodically for significant changes since the last valuation. If significant changes are noted, the asset manager orders a new valuation or adjusts the valuation accordingly. Expected cash flows are determined using expected loss rates developed from historic experience for loans with similar risk characteristics. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investment in such loans. At September 30, 2014, December 31, 2013, and September 30, 2013, substantially all of the impaired loans were evaluated based on the fair value of the collateral. In accordance with Bancorporation’s standards, impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, Bancorporation records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, Bancorporation records the impaired loan as nonrecurring Level 3. Loans, using the DCF method of evaluation, whose fair value is below the recorded balance, are recorded as nonrecurring Level 3.

Other real estate owned includes certain foreclosed assets that are measured and reported at fair value using Level 3 inputs for valuations based on non-observable criteria. The values of OREO are determined by collateral valuations. Collateral values are determined using appraisals or other third-party value estimates of the subject property with 7 to 11 percent reductions for estimated holding and selling costs. Changes to the value of the assets between scheduled valuation dates are monitored through continued communication with brokers and monthly reviews by the asset manager assigned to each asset. The asset manager uses the information gathered from brokers and other market sources to identify any significant changes in the market or the subject property as they occur. Valuations are then adjusted or new appraisals are ordered to ensure the reported values reflect the most current information.

The fair values of MSRs are determined by using models which depend on estimates of prepayment rates, the weighted average lives, and the weighted average coupon rate of the MSRs. The significant unobservable inputs used in the fair value measurement of Bancorporation’s MSRs are the weighted average constant prepayment rate and weighted average discount rate. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. Although the constant prepayment rate and the discount rate are not directly interrelated, they will generally move in opposite directions. Bancorporation’s estimates the fair value of MSRs through use of a discounted cash flow model to calculate the present value of estimated future net servicing income based on observable and unobservable inputs into the model to arrive at an estimated fair value. To assess the reasonableness of the fair value measurement, the fair value and constant prepayment rates are compared to an independent valuation report on an annual basis. See Note 6 for more information on MSRs.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

For assets carried at fair value on a nonrecurring basis, the following table provides fair value information as of September 30, 2014:

		Fair value measurements at September 30, 2014 using:
	Fair Value at September 30, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Mortgage loans held for resale	$30,917	$—	$30,917	$—
Mortgage servicing rights	2,039	—	—	2,039
Impaired loans not covered by loss sharing agreements	47,912	—	—	47,912
Other real estate owned not covered by loss sharing agreements	32,799	—	—	32,799
Other real estate owned covered by loss sharing agreements	1,860	—	—	1,860

For assets carried at fair value on a nonrecurring basis, the following table provides fair value information as of December 31, 2013:

		Fair value measurements at December 31, 2013 using:
	Fair Value at December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Mortgage loans held for resale	$25,239	$—	$25,239	$—
Mortgage servicing rights	2,421	—	—	2,421
Impaired loans not covered by loss sharing agreements	41,876	—	—	41,876
Other real estate owned not covered by loss sharing agreements	28,059	—	—	28,059
Other real estate owned covered by loss sharing agreements	12,850	—	—	12,850

For assets carried at fair value on a nonrecurring basis, the following table provides fair value information as of September 30, 2013

		Fair value measurements at September 30, 2013 using:
	Fair Value at September 30, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Mortgage loans held for resale	$31,899	$—	$31,899	$—
Mortgage servicing rights	2,536	—	—	2,536
Impaired loans not covered by loss sharing agreements	51,299	—	—	51,299
Other real estate owned not covered by loss sharing agreements	30,096	—	—	30,096
Other real estate owned covered by loss sharing agreements	17,573	—	—	17,573

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

NOTE 11—SUBSEQUENT EVENTS

On June 10, 2014, Bancshares and Bancorporation signed a definitive merger agreement which provides for the merger of Bancorporation and its banking subsidiary, First Citizens Bank and Trust Company, Inc., into Raleigh, N.C.-based First Citizens BancShares, Inc. and its banking subsidiary, First-Citizens Bank & Trust Company.

Effective October 1, 2014, Bancorporation merged into Bancshares and each share of Bancorporation converted automatically into the right to receive 4.0 shares of Bancshares Class A common stock and $50 in cash, unless the holder elected for each share of such holder’s Bancorporation common stock to be converted into 3.58 shares of Bancshares Class A common stock and 0.42 shares of Bancshares Class B common stock.

Bancorporation incurred merger-related expenses for the three and nine months ended September 30, 2014:

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Salaries and employee benefits	$2,704	$2,704
Professional services	708	1,724
Investment banker fees (included in Other expenses)	3,362	4,112
Other	—	163

	$6,774	$8,703